As filed with the Securities and Exchange Commission on June 27, 2005
Registration No. 333-124406

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 3
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

WESTERN ALLIANCE BANCORPORATION
(Exact name of registrant as specified in its charter)

Nevada	6022	88-0365922
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
2700 West Sahara Avenue
Las Vegas, Nevada 89102
Telephone: (702) 248-4200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert Sarver
President, Chief Executive Officer
2700 West Sahara Avenue
Las Vegas, Nevada 89102
Telephone: (702) 248-4200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Stuart G. Stein, Esq. Hogan & Hartson L.L.P. 555 13th Street, N.W. Washington, DC 20004 Telephone: (202) 637-8575 Facsimile: (202) 637-5910	Gregg A. Noel, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Los Angeles, CA 90071 Telephone: (213) 687-5000 Facsimile: (213) 687-5600
      Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.
      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.     ☐
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.     ☐
      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
      This Amendment No. 3 is being filed solely for the purpose of filing Exhibits 4.1, 5.1 and 23.2. No change is made to the preliminary prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.
      (a) The following exhibits are filed herewith:

1.1	Form of Underwriting Agreement.†
3.1	Amended and Restated Articles of Incorporation.†
3.2	Amended and Restated By-Laws.†
4.1	Form of common stock certificate.
5.1	Opinion of Hogan & Hartson L.L.P.
9.1	Voting Agreement by and among Western Alliance Bancorporation, William S. Boyd, as trustee of the William S. Boyd Trust and the stockholders of Western Alliance Bancorporation who are signatories thereto, as amended.†
10.1	Western Alliance Bancorporation 2005 Stock Incentive Plan.†
10.3	Form of BankWest of Nevada Incentive Stock Option Plan Agreement.†
10.4	Form of Western Alliance Incentive Stock Option Plan Agreement.†
10.5	Form of Western Alliance 2002 Stock Option Plan Agreement.†
10.6	Form of Western Alliance 2002 Stock Option Plan Agreement (with double trigger acceleration clause).†
10.7	Form of Indemnification Agreement by and between Western Alliance Bancorporation and the following directors and officers: Messrs. Baker, Beach, Boyd, Cody, Froeschle, Gibbons, Hilton, Lundy, Mack, A. Marshall, T. Marshall, Nigro, Sarver, Snyder, Wall and Woodrum, Drs. Nagy and Nave, and Mses. Boyd Johnson and Mahan.†
10.8	Form of Non-Competition Agreement by and between Western Alliance Bancorporation and the following directors and officers: Messrs. Froeschle, Sarver, Lundy, Snyder and Woodrum.†
10.9	Form of Warrant to purchase shares of Western Alliance Bancorporation common stock, dated December 12, 2002, together with a schedule of warrantholders.†
10.10	Directors Fee Schedule.†
10.11	Summary of Compensation Arrangements with Named Executive Officers.†
21.1	List of Subsidiaries of Western Alliance Bancorporation.†
23.1	Consent of McGladrey & Pullen, LLP.†
23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5).
24.1	Power of Attorney (included on Signature Page).†

†	Previously filed.

(b)	Financial Statement Schedules

All schedules for which provision is made in the applicable accounting regulation of the SEC are not required under the related instructions or are inapplicable and therefore have been omitted.

SIGNATURES AND POWER OF ATTORNEY
      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on June 27, 2005.

WESTERN ALLIANCE BANCORPORATION

By: /s/ Robert Sarver

Robert Sarver
Chairman of the Board; President and
Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Robert Sarver Robert Sarver	Chairman of the Board; President and Chief Executive Officer (Principal Executive Officer)	June 27, 2005

/s/ Dale Gibbons Dale Gibbons	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 27, 2005

/s/ Terry A. Shirey Terry A. Shirey	Vice President and Controller (Principal Accounting Officer)	June 27, 2005

* Paul Baker	Director	June 27, 2005

* Bruce Beach	Director	June 27, 2005

* William S. Boyd	Director	June 27, 2005

* Steve Hilton	Director	June 27, 2005

* Marianne Boyd Johnson	Director	June 27, 2005

* Cary Mack	Director	June 27, 2005

* Arthur Marshall	Director	June 27, 2005

Name	Title	Date

* Todd Marshall	Director	June 27, 2005

* M. Nafees Nagy, M.D.	Director	June 27, 2005

* James Nave, D.V.M	Director	June 27, 2005

* Edward Nigro	Director	June 27, 2005

* Donald Snyder	Director	June 27, 2005

* Larry Woodrum	Director	June 27, 2005

/s/ Dale Gibbons Dale Gibbons Attorney-In-Fact

EXHIBIT INDEX

1.1	Form of Underwriting Agreement.†
3.1	Amended and Restated Articles of Incorporation.†
3.2	Amended and Restated By-Laws.†
4.1	Form of common stock certificate.
5.1	Opinion of Hogan & Hartson L.L.P.
9.1	Voting Agreement by and among Western Alliance Bancorporation, William S. Boyd, as trustee of the William S. Boyd Trust and the stockholders of Western Alliance Bancorporation who are signatories thereto, as amended.†
10.1	Western Alliance Bancorporation 2005 Stock Incentive Plan.†
10.3	Form of BankWest of Nevada Incentive Stock Option Plan Agreement.†
10.4	Form of Western Alliance Incentive Stock Option Plan Agreement.†
10.5	Form of Western Alliance 2002 Stock Option Plan Agreement.†
10.6	Form of Western Alliance 2002 Stock Option Plan Agreement (with double trigger acceleration clause).†
10.7	Form of Indemnification Agreement by and between Western Alliance Bancorporation and the following directors and officers: Messrs. Baker, Beach, Boyd, Cody, Froeschle, Gibbons, Hilton, Lundy, Mack, A. Marshall, T. Marshall, Nigro, Sarver, Snyder, Wall and Woodrum, Drs. Nagy and Nave, and Mses. Boyd Johnson and Mahan.†
10.8	Form of Non-Competition Agreement by and between Western Alliance Bancorporation and the following directors and officers: Messrs. Froeschle, Sarver, Lundy, Snyder and Woodrum.†
10.9	Form of Warrant to purchase shares of Western Alliance Bancorporation common stock, dated December 12, 2002, together with a schedule of warrantholders.†
10.10	Directors Fee Schedule.†
10.11	Summary of Compensation Arrangements with Named Executive Officers.†
21.1	List of Subsidiaries of Western Alliance Bancorporation.†
23.1	Consent of McGladrey & Pullen, LLP.†
23.2	Consent of Hogan & Hartson L.L.P. (included in Exhibit 5).
24.1	Power of Attorney (included on Signature Page).†

†	Previously filed.